As filed with the Securities and Exchange Commission on September 8, 2010 Registration No. (333-     )

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LAPTOP DEPOT GLOBAL
(Exact name of registrant as specified in its charter)

Nevada	5734	27-2884481
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S.Employer Identification No.)

123 West Nye Lane Suite 458, Carson City, NV 89706 | Tel: 775-884-0813
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated | 318 N. Carson St., #208, Carson City, NV 89701 | (888) 972-7273
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to: Peter J. Gennuso, Esq. Gersten Savage LLP 600 Lexington Avenue, 9th Floor, New York, NY 10022 Facsimile: (212) 980-5192

Approximate date of commencement of proposed sale to the public - As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001	4,000,000 (2)	$0.50	$2,000,000	$142.60
Common Stock, par value $0.0001	12,000,000 (3)	$0.50	$6,000,000	$427.80
TOTAL:				$570.40

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of additional shares of common stock that may be issued and resold pursuant to stock splits, stock dividends, recapitalization and other similar transactions.

(2)	Direct Public Offering
(3)	Selling Stockholders
(4)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until that registration statement becomes effective.   This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated: September 8, 2010

Laptop Depot Global

Up to 4,000,000 Shares of Common Stock at $0.50 per share via a Direct Public Offering

12,000,000 Shares of Common Stock from Existing Stockholders

This Prospectus relates to the sale of 12,000,000 shares of common stock, $0.0001 par value (“Common Shares”) of Laptop Depot Global, a Nevada company (“LD Global”, “we”, “us”, “our”, “Company” or similar terms) by existing stockholders. In addition, we are offering on a best efforts basis up to 4,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers, for up to ninety (90) days following the date of this Prospectus. If all shares being offered by the Company are sold, the Company would receive an aggregate of $2,000,000. The offering price is $0.50 per share for the Company shares being offered pursuant to this Prospectus. The shares being offered by the selling stockholders will be sold at $0.50 per share until such time as the Offering of common stock by the Company under this Prospectus is completed.

Direct Public Offering

The 4,000,000 shares of common stock being registered directly by the Company is a best efforts offering of Common Shares by the Company for up to ninety (90) days following the date of this Prospectus.  No public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.50 per share. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.

The Offering is being conducted on a self-underwritten, best efforts basis, which means certain of our officers and directors will attempt to sell the shares. None of our officers or directors are registered broker-dealers. This Offering will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer the shares to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.50 per share for a period of ninety (90) days from the date of this Prospectus, unless extended by our board of directors for an additional ninety (90) days.

Should the Company be successful in selling the 4,000,000 shares, it will receive $2,000,000 in proceeds. There can be no assurance that we will sell all or any of the shares being offered.  If we are unable to sell all of the shares, our ability to implement the business plan as identified in this Prospectus may be materially and adversely affected, as is further identified under the Use of Proceeds section commencing on Page 10.

LD Global is a development stage company and has just recently commenced operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for LD Global which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Selling Stockholders

The sale of shares by the selling stockholders may continue past the expiration of the Offering at such prices as the stockholders may determine, but such shares must be sold at the price of $0.50 during the term of this Offering.

The Selling Stockholders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) at a fixed price of $0.50 per share until such time as, and if, the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission; (vii) a combination of any such methods of sale; and (viii) any other method permitted pursuant to applicable law.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of this registration statement on Form S-1, in which this Prospectus is included, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made, however that we will be able to locate a market maker to submit such application or that such application will be approved.

The Company is currently in the development stage and there can be no assurance that the Company will be successful in furthering its operations.  Persons should not invest unless they can afford to lose their entire investment.  Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled Risk Factors beginning on Page 3.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                       , 2010

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Risks Relating to our Business	3
Risks Relating to our Common Shares and the Trading Market	7
Forward Looking Statements	10
Use of Proceeds	10
Determination of Offering Price	12
Dilution	12
Selling Security Holders	14
Plan of Distribution	15
Description of Securities to be Registered	17
Interests of Named Experts and Counsel	17
Information with Respect to the Registrant	18
Description of Business	18
Description of Property	21
Legal Proceedings	21
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	21
Management’s Discussion and Analysis of Financial Condition and Results of Operations	23
Directors, Executive Officers, Promoters and Control Persons	25
Executive Compensation, Corporate Governance	26
Security Ownership of Certain Beneficial Owners and Management	27
Transactions with Related Persons, Promoters and Certain Control Persons	28
Director Independence	29
Material Changes	29
Incorporation of Certain Information by Reference	29
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	30
Financial Statements	30

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate as of the date in the front of this Prospectus only. Our business, financial condition, results of operations and Prospectus may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this Prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this Prospectus, as of the date of the Prospectus.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under Risk Factors and Use of Proceeds sections, commencing on Page 3 and Page 10, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Laptop Depot Global is a discount specialty computer retailer, with a primary focus on the sales and servicing of laptop computers and associated accessories. We will offer only off-priced computer merchandise, to be sourced through relationships with major manufacturers, and key distributors of refurbished, excess stock and distressed inventory. Our unique combination of merchandising, highly trained personnel and overall store environment will combine to provide a personalized in-store experience that we expect will result in very high customer satisfaction and cultivate long-term relationships.  As a development stage company, our plan is to open our first retail location in Las Vegas, Nevada, which will also serve as a central distribution centre.  Additional locations are planned for Chicago, Illinois, and Houston, Texas.

Through this Offering, we are seeking to raise on a best efforts basis up to $2,000,000 from the sale of 4,000,000 shares of common stock at $0.50 per share.  This is the maximum amount, and there is no minimum amount.  We have no intention to return any funds raised to investors if the maximum amount is not raised. No commissions are to be paid in association with the selling of our stock under this Offering.

We will use our best efforts to raise the entire $2,000,000 under this Offering in order to proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  As a specific example, should we only be able to raise 25% of the amount being sought, while we will have sufficient funds to commence our first retail operation we anticipate we will have only very limited working capital, and would therefore be required to raise additional funds.  If we are unable to do so, our entire business could fail. .

Should we be successful in raising the entire $2,000,000, and together with our existing cash in hand, we will have sufficient resources to commence the implementation of our business plan, including the opening of our first three retail locations in Las Vegas, Chicago and Houston, establishing a warehousing center and permanent corporate office in Las Vegas, and having approximately $1,245,000 in working capital to acquire inventory and assist in sustaining operations while we build our retail presence in these three markets.

We have elected to make this public Offering of securities to raise the funds that are necessary to establish our retail operations in three key markets.  Our decision to finance our operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.  There can be no assurance that we will sell all or any of the shares being offered, and if we are unable to sell all of the shares, our ability to implement the plan of operations as identified in this Offering may be materially and adversely affected as further identified under the Use of Proceeds section commencing on Page 10.

Following is a brief summary of this Offering:

Securities being offered:	Up to 16,000,000 shares of common stock, par value $0.0001, of which 4,000,000 are part of the direct public offering, and 12,000,000 are being offered for sale by existing stockholders.
Offering price per share:	$0.50
Offering period:	The shares are being offered for a period not to exceed 90 days from the effectiveness of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:
$2,000,000, based on the maximum 4,000,000 shares being sold. There is no assurance that we will be successful in selling this entire amount.  Furthermore, there is no minimum amount of shares that may be sold under this Offering, and we have no intention to return funds raised  to investors should we sell lesser amounts than the maximum, even if the amounts raised are not sufficient to fully undertake our plan as identified in this Prospectus.

The Company will not receive any proceeds from the sale of shares by existing stockholders.

Use of proceeds:
If we are successful in raising the entire $2,000,000, we intend to use the proceeds to pay administrative and legal costs, further the implementation of our business plan, and to provide additional working capital to the Company.

If we are unsuccessful in raising the entire amount under this Offering our ability to implement the business plan as identified in this Prospectus may be materially and adversely affected. Refer to Use of Proceeds section commencing on Page 10 for additional information.

Number of shares outstanding before the Offering:	32,000,000
Number of shares outstanding after the Offering if all the shares are sold:	36,000,000

Our principal executive offices are located at 123 West Nye Lane Suite 458, Carson City, NV  89706.  Our telephone number is (775) 884-0813. Our website address is www.laptopdepotusa.com. The information on or accessible through our website is not part of this Prospectus.

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, you should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

Risks Relating to our Business

We have been subject to a going concern opinion from our independent auditors.

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the fiscal year ended April 30, 2010, relative to our ability to continue as a going concern.  We had negative working capital of $1,250, and we had an accumulated deficit of $3,250, as at April 30, 2010. Because our auditors have issued a going concern opinion, it means there is substantial uncertainty we will continue operations in which case you could lose your investment.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. As such we may have to cease operations and investors could lose their entire investment.

We have limited operating history and have earned no revenues to date.

We have limited operating history and no revenues.  We expect to incur losses at least in the first year, and possibly beyond, due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that we will be able to successfully implement our business plan, or that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period. Since our resources are presently very limited, insufficient future revenues would result in termination of our operations, as we cannot sustain unprofitable operations, unless additional equity or debt financing is obtained.

We have no profitable operating history, are competing with well-established companies in our business sector, and may never achieve profitability.

The Company commenced operations in 2010 and to date has had limited operations. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the marketing and sale of our inventory. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

A potential conflict of interest may exist due to the fact that two of our officers and directors, will be responsible for selling shares registered hereunder in the Company's Direct Public Offering to potential investors, each also has shares registered personally.

Mr. Ray Abusalim and Mr. Alan Cares will have responsibility for assisting the Company in selling the shares registered hereunder on behalf of the Company in our direct public offering and although each has represented that neither will personally sell shares until such time that this Offering is closed or until the Company is listed on the Over-the-Counter Bulletin Board and such shares can be sold in open market transactions, there is no assurance that either Mr. Abusalim or Mr. Cares will not sell shares which he personally owns prior to the closing of this offer. Any such sale could result in a conflict of interest between the Company and Mr. Abusalim or Mr. Cares, and potential investors should be aware that the potential for conflict may arise.

Our officers devote only a portion of their time each week to the Company’s business and are engaged in other business activities

At this time, two of the officers of the Company, Ray Abusalim and Alan Cares, devote approximately 75% of their time to the Company’s business, and the remainder of their time is utilized in their senior roles at Laptop Depot Inc. (Canada), which in itself is a significant operation.  Our other officer, Jacqueline Danforth, allocates approximately 10% of her time to our operations at this time. The constrained amount of time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future.  Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Dependence upon our officers without whose services Company Operations could cease.

At this time two of our officers in particular, Ray Abusalim and Alan Cares, both of whom have extensive experience in the business of the Company, are primarily responsible for the development and execution of our business plan.  Both individuals have long-term employment contracts with the Company commencing May 1, 2010, however after 1 year, these contracts may be terminated by the officers, with payout provisions applicable.  If either of our two officers should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Because there is no minimum share sale requirement, it is possible that we will fail to adequately fund our operations even if we raise some funds from this Offering.

This Offering is not subject to any minimum share sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If we fail to sell the entire amount under this Offering, we may never be able to adequately fund our operations and your investment would be lost. Please refer to the Use of Proceeds section starting on Page 10 for additional information on, and risks associated with, different levels of success in our funding efforts.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely impact our operations.

We do not presently have a traditional credit facility with a financial institution, such as a working line of credit. The absence of such a facility could adversely impact our operations, as it may constrain our ability to have the working capital for inventory purchases or other operational requirements. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts.  Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition.

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability.  Without such critical mass of sales, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Other companies with greater resources and operating experience offer products similar to or the same as the products we sell.

We operate in a very competitive industry with many established and well-recognized competitors. These competitors range from large, national changes such as Best Buy, big box outlets such as Costco, discount retailers such as Wal Mart, regional chains, local small scale retail operations, and various Internet based retailing channels. Most of our competitors (including all of the competitors named above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and potentially may react strongly to our marketing efforts. In addition, many competitors exist which, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to be more competitive with our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. We may not be successful in the face of increasing competition from existing or new competitors, or the competition may have a material adverse effect on our business, financial condition and results of operations.  If we are not successful in competing with our competitors, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our future sales and marketing efforts may not lead to sales of our products.

Our sales and marketing efforts have not yet commenced, and we believe we will have to establish significant sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.  If we are unable to expand our sales and marketing efforts, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

The average selling prices of our products, and our gross margins resulting from the sale of such products, may decline as a result of industry trends, competitive pressures and other factors.

The computer industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures and rapid technological advancements. Our competitors have and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition.  If we cannot maintain adequate profit margins on the sales of our products, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our failure to manage growth effectively could impair our success.

In order for us to expand successfully, particularly to fulfill our vision of having a nationwide retail presence, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

Changes in generally accepted accounting principles could have an adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

New investors will not have any voice in our management, which could result in decisions adverse to them.

Should this Offering be fully subscribed, our directors and officers collectively own or have the right to vote approximately 54.8% of our then outstanding Common Shares.  As a result they will have the ability to control substantially all matters submitted to our stockholders for approval including:

-	election of our board of directors;
-	removal of any of our directors;
-	amendment of our Articles of Incorporation or By-laws; and
-	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, sales of significant amounts of shares held by our principal stockholder, who is also a director and officer of the Company and owns 50% of  our then outstanding Common Shares, or the prospect of these sales, could adversely affect the market price of our Common Shares. Stock ownership of our principal stockholder or our officers and directors may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission (the “SEC”), have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

Section 404 of the Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. As a smaller reporting company, while we are not required to obtain the attestation of our accounting firm regarding the effectiveness of our internal control over financial reporting, our management is still required to assess the effectiveness of such internal controls. If we are unable to comply with the requirements of Section 404 in a timely manner or if we are not able to remediate any deficiencies, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we do not use the proceeds from the offering in an efficient manner, our business may suffer.

Our management will retain broad discretion as to the use and allocation of the net proceeds from this offering, which allocation may be revised from time to time in response to certain contingencies discussed herein. Accordingly, our investors will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of the net proceeds from this offering. We cannot guarantee that we will make the most efficient use of the net proceeds from this offering or that you will agree with the way in which such net proceeds are used. Our failure to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition. See the Use of Proceeds section commencing on Page 10.

Risks Relating to our Common Shares and the Trading Market

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 Common Shares with par value of $0.0001 per share. The future issuance of our authorized Common Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.  We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are seeking to commence a new business in the highly competitive computer retail industry, and we have yet to establish or operate our first planned retail outlet.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short to medium term.  Any profitability in the future from our business will be dependent upon our successfully implementing our business plan, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to undertake our business operations.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our Common Shares on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none will do so.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

If our shares are accepted for quotation on the OTC Bulletin Board, it is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares aren’t to be listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Offering.

Secondary trading in Common Shares sold in this Offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

If we do not comply with the state regulations in regard to the sale of these securities or find an exemption therefrom there may be potential limitations on the resale of your stock.

With few exceptions, every offer or sale of a security must, before it is offered or sold in a state, be registered or exempt from registration under the securities, or blue sky laws, of the state(s) in which the security is offered and sold. Similarly, every brokerage firm, every issuer selling its own securities and an individual broker or issuer representative (i.e., finder) engaged in selling securities in a state, must also be registered in the state, or otherwise exempt from such registration requirements. Most states securities laws are modeled after the Uniform Securities Act of 1956 ("USA"). To date, approximately 40 states use the USA as the basis for their state blue sky laws.

However, although most blue sky laws are modeled after the USA, blue sky statutes vary widely and there is very little uniformity among state securities laws. Therefore, it is vital that each state's statutes and regulations be reviewed before embarking upon any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. While we intend to review the blue sky laws before the distribution of any securities in a particular state, should we fail to properly register the securities as required by the respective states or find an exemption from registration, then you may not be able to resell your stock once purchased.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the Risk Factors section and elsewhere in this Prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this Prospectus.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, referred to herein as the Securities Act.

USE OF PROCEEDS

We plan to raise up to $2,000,000 dollars from the sale of 4,000,000 shares of common stock at $0.50 per share.  This Offering has a maximum amount of $2,000,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.  No commissions are to be paid in association with the selling of our stock under this Offering.

All proceeds from the sale of the 12,000,000 shares from existing stockholders will be paid directly to those stockholders, and the Company will not receive proceeds therefrom.

We will use our best efforts to raise the entire $2,000,000 under this Offering in order to fully proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  The following table outlines our planned use of proceeds based on different percentages of shares sold and the corresponding proceeds raised:

	Use of Proceeds based on % of Offering sold / Net Proceeds Raised
Use of Proceeds	25% / $500,000	50% / $1,000,000	75% / $1,500,000	100% / $2,000,000
Remaining Costs of Offering (1)	$25,000	$25,000	$25,000	$25,000
Legal costs associated with trademark registrations and other non-registration statement related corporate matters	$20,000	$20,000	$30,000	$30,000
Administrative and travel costs associated with locating initial retail locations, corporate headquarters, and supplier relationships	$30,000	$30,000	$50,000	$50,000
Establishment of permanent corporate headquarters	$50,000	$50,000	$50,000	$50,000
Establishment of Las Vegas retail and central distribution center	$300,000	$450,000	$450,000	$450,000
Establishment of 2nd retail location, Chicago	-	-	$250,000	$250,000
Establishment of 3rd retail location, Houston	-	-	$200,000	$200,000
Working capital from Proceeds of Offering	$75,000	$425,000	$445,000	$945,000
Plus, existing Working Capital (2):	$500,000	$500,000	$500,000	$500,000
Total Working Capital after Offering:	$575,000	$925,000	$945,000	$1,445,000

(1)
The total cost of preparing the Prospectus is $125,000, payable to International Securities Group Inc., who was retained on a flat fee basis for the services necessary to file a Form S-1 Registration Statement, including all document preparation and review, legal review, accounting and audit costs, and filing costs. As of the date of this filing, $100,000 has been paid, leaving $25,000 outstanding, which is expected to be paid from proceeds of the Offering.

(2)	Amounts raised in a private offering subsequent to the fiscal year ending April 30, 2010.

In the event we are able to sell only 25% of the shares under this Offering, combined with our current working capital of $500,000, we believe we have sufficient funds from our proceeds raised to allocate the $300,000 required to commence operations at our first retail location.   We would pay the remaining $25,000 of costs of preparing the Prospectus,  travel costs associated with locating corporate, retail and warehouse premises, supplier relationship development, setting up corporate headquarters and establishing our first retail location, but we will not establish the central distribution center, which we believe would require an additional $150,000.  We would seek to raise the remaining $1,500,000 identified as being optimal for establishing our operations.  Under this scenario we will have more limited working capital and limited revenues and therefore there is a chance of our business failing. Our officers would accrue, but not be paid, a salary in this circumstance.

Should we only be able to sell 50% of the shares under this Offering, and using our current working capital of $500,000 as well as the $1,000,000 raised under the Offering, we would expend the funds as detailed above to pay the remaining costs of the Offering, and all other costs as detailed to set up the corporate offices, the first retail location and to commence operations, as well as establishing the central distribution center.    We would not open any additional retail locations without sufficient revenues from the established operations or until we raise additional funds.   Our working capital would in this situation be approximately $925,000 total. While the raise of $1,000,000 is sufficient to start a first retail operation, hire staff, acquire initial inventories, and generally operate the Company for the first year, we will not have raised enough capital to be in a position to support or open additional retail locations.  We would therefore seek to raise the remaining $1,000,000 as soon as possible, in order to continue our business plan fully.  We believe that by having sufficient funds to establish a first operating retail location and the business center, it will be somewhat easier to raise the remaining funds.  However, there is no assurance we will be successful in doing so.  If we are unable to raise the funds, we will be in a position whereby a substantial amount of funds has been invested into establishing a single location and the business center, and we won’t have a solid foundation for further growth and expansion, which would make it more difficult to achieve profitability in the future, if ever.

If we are able to sell 75% of the shares under the Offering, we believe that we will have sufficient funds to generally effect our business plan and open all of the retail locations.   We would expect additional costs of legal and travel as we increase operations.  We would still seek to raise the remaining $500,000, and we believe this should be less challenging to accomplish, though there is no assurance of success.  If we cannot raise the required funds, we will be reasonably well for future organic growth and expansion will be better established, however we believe it is important to have sufficient amounts of working capital for inventory acquisition and general operating costs while we establish ourselves in new markets.

In any of the three scenarios presented representing our not selling 100% of the shares under the Offering, while we will be able to advance our business plan to varying degrees, we will be required to raise additional capital in some manner that we have not yet identified, in order to achieve the level of progress in our business plan identified in the 100% scenario.  If we are unsuccessful in doing so, the risks to an investor in this Prospectus are increased, particularly in the 25% scenario.  In all these situations, management will accrue but will not be paid their salary until the entire $2,000,000 has been raised either through the Offering or in some other fashion.

Should we raise the entire $2,000,000 we are seeking from this Offering, we will have sufficient funds for our operations for the twelve month period following the completion of this Offering (“Initial Period”), inclusive of having paid $25,000 for the remaining costs preparation of the Prospectus, $30,000 for additional legal costs, $50,000 for administrative costs for new facility and relationship development, $50,000 towards our permanent corporate headquarters, $450,000 towards our Las Vegas retail and distribution centre, and $450,000 towards establishing our Chicago and Houston locations.  Our working capital would then be $945,000 plus the approximately $500,000 working capital already on hand.  This is expected to be sufficient to start-up and operate the three locations and distribution center, and acquire inventory as required, during the Initial Period.  If our operations do not generate sufficient revenue, and profitability, within the Initial Period, we would be required to raise additional funds, for which we have not identified any sources at this time.

As of April 30, 2010, our fiscal year end, we had raised $2,000 through the sale of 20,000,000 shares of our common stock, which shares are restricted and are not being registered as part of this Prospectus.  All of the proceeds were used towards costs of incorporation, leaving no cash on hand.

Subsequent to our fiscal year end, between June 13 and July 14, we sold 10,000,000 shares of our common stock at a price of $0.01 per share with no commissions paid, for total proceeds of $100,000.   On July 29, we completed the sale of 1,200,000 shares of our common stock, at a price of $0.25 per share with no commission paid, for total proceeds of $300,000.  On September 2, we completed the sale of 800,000 shares of our common stock, at a price of $0.25 per share with no commission paid, for total proceeds of $200,000. From this total of $600,000, $100,000 has been expended towards the preparation of our Registration Statement. As of the date of this filing, we have approximately $500,000 cash in hand.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.50 per common share. To date, we have sold a total of 32,000,000 common shares for an average of $0.0188 per share, for total gross proceeds of $602,000.

The $0.50 price of the shares that are being offered, that being the 4,000,000 direct issue shares, was arbitrarily determined in order for us to raise up to a total of $2,000,000 in this Offering through the direct issue.

The selling stockholders are required to sell their shares at a price of $0.50 for the duration of the Offering, though they may continue to sell their shares thereafter if any shares remain unsold.

The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

-	our cash requirements;- the proceeds to be raised by the Offering;
-	our lack of operating history; and
-	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing stockholders.

The offering price stated in this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

There are no warrants, rights or convertible securities associated with this Offering.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.50 per share through this Offering.  Since our inception on April 5, 2010 through to April 30, 2010, our fiscal year end, an officer and director of the Company, and his father, have purchased a total of 20,000,000 shares of our common stock. Subsequent to April 30, 2010, we sold an additional 10,000,000 shares of our common stock at a price of $0.01 per share with no commissions paid, for total proceeds of $100,000.   On July 29, 2010, we completed the sale of 1,200,000 shares of our common stock, at a price of $0.25 per share with no commission paid, for total proceeds of $300,000.  On September 2, we completed the sale of 800,000 shares of our common stock, at a price of $0.25 per share with no commission paid, for total proceeds of $200,000. Of the total 32,000,000 shares sold, the average selling price was $0.0188 per share.

Subsequent to the sale of 800,000 shares on September 2, 2010, our net tangible book value was $0.0148 per common share.  If we are successful in selling all 4,000,000 of the offered shares at the public offering price, our pro forma net tangible book value will be approximately $0.0680 per share, which would represent an immediate increase of $0.0532 in net tangible book value per share.   Based upon the offering price of $0.50 per share, and assuming all the 4,000,000 shares are sold, new investors would incur immediate dilution of $0.4320 per share, representing 86.4% per share dilution.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% per cent of the Offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0148	$0.0148	$0.0148	$0.0148
Net Tangible Book Value Per Share After Stock Sale	$0.0288	$0.0426	$0.0557	$0.0680
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	$0.0139	$0.0278	$0.0409	$0.0532
Immediate Dilution (subscription price of $0.50 less net tangible book value per share)	$0.4713	$0.4574	$0.4443	$0.4320

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)	$0.50
Net tangible book value per Share before Offering (2)	$0.0148
Net tangible book value per Share after Offering (3), (4)	$0.0680
Increase Attributable to purchase of Stock by New Investors (5)	$0.0532
Immediate Dilution to New Investors (6)	$0.4320
Percent Immediate Dilution to New Investors (7)	86.4%

(1)	Offering price per equivalent common share.
(2)	The net tangible book value per share before the Offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.
(3)
The net tangible book value after the Offering is determined by adding the net tangible book value before the Offering to the estimated proceeds to us from the current Offering less the remaining.  Prospectus preparation costs of $25,000.  The net tangible book value before the Offering, as at September 2, 2010, was determined by including the $600,000 of new capital, less a $100,000 payment of the costs of preparing the Prospectus, and less an existing $1,250 accounts payable.

(4)
The net tangible book value per share after the Offering is determined by dividing the number of shares that will be outstanding after the Offering into the net tangible book value after the Offering as determined in Note 3.

(5)
The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the Offering and subtracting from it the net tangible book value per share before the Offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the Offering from the public offering price, giving a dilution value.
(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

Following is a comparison of the differences of your investment in our shares with the share investment our existing stockholders.

The existing stockholders have purchased a total of 32,000,000 shares for an aggregate amount of $602,000, or an average cost of approximately $0.0188 per share.  Your investment in our shares will cost you $0.50 per share.  In the event that this Offering is fully subscribed, the net tangible book value of the stock held by the existing stockholders will increase by $0.0532 per share, while your investment will decrease by $0.4320 per share. If this Offering is fully subscribed, the total capital contributed by new investors will be $2,000,000.  The percentage of capital contribution will then be 23.1% for the existing stockholders and 76.9% for the new investors.  The existing stockholders will then hold, as a percentage, 88.9% of our issued and outstanding shares, while the new investors will hold, as a percentage, 11.1%.

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this Prospectus. The owners of the shares to be sold by means of this Prospectus are referred to as the “selling stockholders”. The selling stockholders acquired their shares from us in privately negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	at a fixed price of $0.50 per share until such time as, and if, the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices;
-	privately negotiated transactions;
-	to cover short sales after the date the registration statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission;
-	a combination of any such methods of sale; and
-	any other method permitted pursuant to applicable law.

In competing sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation. Any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling stockholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this Prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this Prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

The selling stockholders have been advised that any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling stockholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this Offering.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of September 2, 2010. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	Total Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned after this Offering (2)	Percentage to be Beneficially owned after this Offering (3)

Common Stock

Reyad (Ray) Abusalim	CEO, President, Director	18,000,000	2,000,000	16,000,000	44.44%
Alan Cares	Executive Vice President, Director	1,500,000	1,500,000	0	0%
Salim Abusalim	Brother of Ray Abusalim	2,000,000	2,000,000	0	0%
Mutasem Saleh	Brother in law of Ray Abusalim	1,500,000	1,500,000	0	0%
Yasin Abusalim	Father of Ray Abusalim	5,500,000	1,500,000	4,000,000	11.11%
Aymen Abusalim	Brother of Ray Abusalim	1,000,000	1,000,000	0	0%
Joseph Bucci	-	250,000	250,000	0	0%
Jacqueline Danforth	CFO	250,000	250,000	0	0%
Kamal Elkadri	-	2,000,000	2,000,000	0	0%
		32,000,000	12,000,000	20,000,000	55.55%

(1)	Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.
(2)	This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.
(3)
Based on 32,000,000 shares of Common stock issued and outstanding as of September 2, 2010, and assumes that all 4,000,000 shares of Common Stock registered for resale by this Offering have been sold, for a total of 36,000,000 shares.

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation, New Underwriters

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

Other Distributions

Two of our officers and directors, Mr. Ray Abusalim and Mr. Alan Cares, will sell securities on our behalf in this Offering.  They intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We will not employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering.

Neither Mr. Abusalim nor Mr. Cares are subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  Both are serving as an officer and director and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Neither individual will receive commissions nor any other remuneration in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.50 per share, with no minimum amount to be sold.  Our officers and directors will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 90 days from the date of this Offering, whichever occurs first.  The Board of Directors may also elect to extend the Offering for up to a further 90 days, if all shares have not been sold by the end of the initial 90 day period. There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for.

Offerings on Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative on Board of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification of Underwriters

Not Applicable.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization and Other Transactions

Not applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our Articles of Incorporation authorize the issuance of a total of 500,000,000 shares, all of which are common stock with $0.0001 par value.  We are seeking to register 4,000,000 shares of our common stock through a direct public offering, and 12,000,000 presently issued shares to be sold by existing stockholders.

Common Stock

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Each record holder of common stock is entitled to one (1) vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Preferred Stock

We do have any authorized preferred stock.

Debt Securities

None.

Warrants and Rights

None.

Other Securities

None.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Child, Van Wagoner and Bradshaw, PLLC of Salt Lake City, Utah, have audited our financial statements for the period ended April 30, 2010, and presented its audit report dated September 7, 2010, regarding such audit which is included with this Prospectus with Child, Van Wagoner and Bradshaw, PLLC’s consent as experts in accounting and auditing.

Gersten Savage LLP has issued an opinion on the validity of the shares offered by this Prospectus, which has been filed as an Exhibit to this Prospectus with Gersten Savage LLP’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General

Laptop Depot Global (“LD Global”) was incorporated on April 5, 2010, in the State of Nevada.  Laptop Depot USA, Inc. (“LD USA”) is a private company which was incorporated in Nevada on February 8, 2010. On April 6, 2010 we acquired all the issued and outstanding shares of LD USA from Ray Abusalim, the 100% owner of Laptop USA and an officer, director and controlling shareholder of the Company, for cash consideration of $1,250, the original cost of incorporation for Laptop USA. As a result, Laptop USA became a wholly-owned subsidiary of the Company

LD Global, and its subsidiary, have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Neither LD Global nor its subsidiary, nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.  Since incorporation, we have not made any material purchase or sale of assets outside the ordinary course of business.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Business Development

Laptop Depot Global was formed to build a world-wide implementation of a unique model of discount specialty computer retailing.  Mr. Ray Abusalim, our principal shareholder, CEO and a Director of LD Global, previously established this model in 2001, and opened the first Laptop Depot retail location in 2002 in Canada.  At present, Laptop Depot Inc. (Canada), a division of Just Notebooks Canada Inc. (a privately held Canadian company; not a subsidiary of LD Global or LD USA), operates 5 franchise locations and 4 corporate locations in Western Canada.  Mr. Abusalim, who is the President of Just Notebooks Canada Inc. and a director, plans to leverage the experience, expertise, business relationships and systems expertise developed in Canada into a global operation, excluding Canada, through LD Global.

LD Global is responsible for all aspects of further developing, expanding and implementing the Laptop Depot concept established in Canada, and implementing this concept in markets throughout the US and the world as such opportunities are identified.  The first of these opportunities is the United States market, and LD USA was formed to undertake all operational aspects of building a large scale retail operation throughout the United States.  LD Global will manage all sourcing and distribution of products and services for all corporate owned retail locations.

Mr. Abusalim and Mr. Cares also intend to establish an independent US company to manage franchise development and operations. It is planned that this company, and its anticipated franchisees, will use LD Global for all product and service sourcing.  This separate company will not otherwise be related to LD Global or LD USA except through common ownership and management.

It is our plan for the twelve months following the effectiveness of our Registration Statement, and subject to our having success in raising additional capital through this Offering, to establish our corporate headquarters in Las Vegas, Nevada, from which to base our national operations.  In parallel to this, we will establish our first ‘flagship’ retail location and national warehouse/distribution center.  Subsequent to our first retail operation commencing, we will open our 2nd and 3rd locations in Chicago and Houston, respectively.   In parallel, we will develop our internet based retailing site, which will be serviced from our distribution center.

After our first year of operations, we will then be in a position to better evaluate additional expansion options and what other markets that may be of interest to develop.

Principal products and services

The focus of the Company is primarily on the sale of laptops, netbooks and associated accessories, together with certain desktop computer and monitors. We intend to offer only off-priced computer merchandise, which is to be sourced through exclusive relationships with major computer manufacturers, as well as key distributors of refurbished, excess stock and distressed inventory.

Refurbished computers are supplied directly by the original manufacturer or an authorized partner, and meet or exceed all original specifications and parameters.  Excess stock is simply excess new inventory obtained from retailers, distributors or manufacturers.  Distressed inventory is obtained as opportunities arise to acquire product that meets our stringent standards from other retailers or distributors in financial distress.

Our unique combination of merchandising, highly trained personnel and overall store environment will combine to provide a personalized in-store experience that we expect will result in very high customer satisfaction and cultivate long term relationships.  On top of our low prices, we will offer value added service warranties, trade-in programs, financing opportunities, and in-store servicing and repairs including virus removal and system optimizations.

The market for our products, that being off-priced laptops, netbooks, accessories and desktop computer products that meet our criteria for performance and value, together with additional cost warranties, servicing and support for these products, encompasses virtually the entire spectrum of consumers or businesses who are seeking to acquire computer equipment.  While we do not intend to carry the most high end models, which typically command much higher prices, we will offer an extensive range which will meet the needs of most consumer and small business purchasers.  Our retail setup and merchandising, as well as service levels, will offer up a so called premium shopping experience, even though we are selling discounted products, which we anticipate will further broaden our appeal to most purchasers.

Distribution methods of the products or services

As a retail operation, our products and services will be distributed or delivered to the purchaser at the retail location that they visit. Within our corporate operations, we will initially have a single distribution center, from which all retail locations will have their inventory shipped.  Based on management’s experience in the Laptop Depot Inc. (Canada) operations, computerized systems will be implemented to optimize shipping costs and inventory availability at individual retail locations.  We also intend to sell directly from the internet, initially from our website laptopdepotusa.com (NOTE: the information contained on our website does not constitute a part of this Prospectus). We will offer both direct to purchaser delivery and pickup at a nearest retail location, at the purchaser’s preference.  The product will be fulfilled from the central warehouse or local store, accordingly.

Status of any publicly announced new product or service

As a development stage company, we don’t yet have new products or services, beyond that which we anticipate offering as described previously.

Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition

The retail computer industry is extremely competitive in general, with competitors ranging from large, national chains such as Best Buy, big box outlets such as Costco, discount retailers such as Wal-Mart, regional chains, local small scale retail operations, and the many internet based retailing channels.  LD Global’s distinguishing competitive characteristics which are expected to set it apart from the majority of its potential competitors is its combination of matching up discounted pricing on quality merchandise with a positive retail experience comprised of modern, clean, well-stocked stores, staffed by well-trained, knowledgeable and attentive staff.

Sources and availability of raw materials and the names of principal suppliers

The suppliers of our computer products and accessories are expected to be widespread and extensive, and largely US based, with some Canadian and off-shore suppliers. Because our purchasing model is to seek out opportunities for excess inventory, refurbished, distressed or other non-standard supply, the suppliers and the particular products available from any given supplier are constantly changing.  Based on this, the products we offer to our customers are also constantly changing, based on what is presently available from our suppliers.  Therefore, while we will seek to establish strong relationships with our supply chain, we are not dependent upon any single supplier or specific product availability.   The principal suppliers are constantly changing, depending on specific circumstances; however we plan on dealing almost exclusively with major brand name products, such as IBM, HP, Toshiba, Apple, and other quality products.

Dependence on one or a few major customers

As a retail operation, we will not be dependent upon a small number of larger customers, but rather on a large spectrum of individual consumers and small businesses.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

In July, 2010, we applied to the United States Patent & Trademark Office for a name and image trademark on “Laptop Depot”.  While there can be no assurance that we will be successful in obtaining these trademarks, or precisely how long it will take if we are successful, we anticipate that the process will take approximately six months.

Need for any government approval of principal products or services. If government approval is necessary and the smaller reporting company has not yet received that approval, discuss the status of the approval within the government approval process

We will not require any specific governmental approval for our principal products or services, other than routine local business licensing requirements which we do not anticipate any difficulties in obtaining.

Effect of existing or probable governmental regulations on the business

There are no existing or anticipated governmental regulations that we are aware of that would impact our retail computer sales business model specifically, in that we will operate in the same regulatory environment as all other retailers that are dealing with non-hazardous and non-restricted products.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable, the extent to which the cost of such activities is borne directly by customers;

As a recently incorporated company, we have not undertaken any R&D activities.

Costs and effects of compliance with environmental laws (federal, state and local)

While we anticipate some costs with compliance to environmental laws, which will typically be levies on products or components of products, such as batteries.  These costs generally vary by state, are not significant, and would be passed on to the end purchaser similar to a sales tax.

Number of total employees and number of full-time employees

We presently have two employees, being Ray Abusalim, our President and Chief Executive Officer, and Alan Cares, our Executive Vice President.  We intend to hire additional employees to manage and staff our retail operations, corporate headquarters, and distribution centers, as we raise capital and complete specific milestones that would require these employees.  In the meantime, we will rely on present management, being our two officers, to direct our business, both of whom have extensive experience in managing this type of computer retail operation.  Both of our current employees will accrue, but not be paid, their salary until such time as we have been successful in raising the entire $2,000,000 through this Offering.

Reports to Security Holders

We will voluntarily make available to security holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC, 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

The Company does not presently have any properties.

Our corporate office at 123 West Nye Lane Suite 458, Carson City, NV, was acquired from a related party.  The annual cost is $1,800, renewable on April 30, 2011.  We expect to move to a more permanent corporate headquarters upon raising funds through this Offering, prior to a renewal being required.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Market Price Of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of the registration statement on Form S-1 in which this Prospectus is included becoming effective, we anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

There are no outstanding options or warrants to purchase, or securities convertible into, common equity.

Immediately after this Offering, if fully subscribed, we will have 36,000,000 shares of common stock outstanding.  Of these shares, the 4,000,000 shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Additionally, the 12,000,000 shares identified for resale by Selling Stockholders will also be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock held by one of our affiliates within the meaning of Rule 144 under the Securities Act.

All of the remaining 20,000,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal 360,000 shares of common stock immediately after this Offering; and
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If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

- The issuer of the securities that was formerly a shell company has ceased to be a shell company;
- The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
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The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of September 2, there were 9 holders of our common stock, the only class of stock that is issued and outstanding.  There are a total of 32,000,000 shares issued and outstanding.

The following tables illustrates the effect of the sale and issuance of 4,000,000 shares of our common stock on any present shareholder who presently beneficially owns more than 5% of our common stock, or is a director or officers of the Company.

Holder	Common Stock Held before Offering	% Held before Offering	% Held after Offering (1), (2)
Ray Abusalim, CEO, Director	18,000,000	56.2%	50.0%
Alan Cares, Executive VP, Director	1,500,000	4.7%	4.2%
Jacqueline Danforth, CFO	250,000	0.8%	0.7%
Total for Officers & Directors as a group	19,750,000	61.7%	54.9%
Yasin Abusalim, >5% holder (3)	5,500,000	17.2%	15.3%
Salim Abusalim, >5% holder	2,000,000	6.25%	5.6%
Kamal Elkadri, > 5% holder	2,000,000	6.25%	5.6%
Total for all 5% holders, Officers and Directors as a group	29,250,000	91.4%	81.4%

(1)	Based on the identified stockholders not acquiring any stock from the 4,000,000 share offering, and all 4,000,000 shares being sold.
(2)	All the identified stockholders are also identified as Selling Stockholders in this Offering. This table is based on their not having sold any of that stock.
(3)	Yasin Abusalim is the father of Ray Abusalim, the Company’s CEO and a Director of the Company.

Dividends

The Company has never paid a cash dividend on its common stock and does not intend to pay cash dividends on its common stock in the foreseeable future.

Securities authorized for issuance under equity compensation plans

The Company does not have any securities authorized for issuance under equity compensation plans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This registration statement contains forward-looking statements relating to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these statements, which speak only as of the date that they were made.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus.

These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares of our capital stock.

The management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Liquidity and Capital Resources

As the Company was incorporated on April 5, 2010, and therefore only recently commenced operations, there is limited historical basis for liquidity comparison and analysis.

As of April 30, 2010, we had raised a total of $2,000 dollars from the sale of 20,000,000 shares of our common stock, comprised of 16,000,000 shares of common stock to an officer and director of the Company, and the balance of 4,000,000 common shares of stock to a related party.  As at April 30, 2010, from these total proceeds of $2,000, we had made payments of $2,000 towards costs of incorporation, leaving no cash on hand.

Subsequent to our fiscal year end, between June 13 and July 14, we sold 10,000,000 shares of our common stock at a price of $0.01 per share with no commissions paid, for total proceeds of $100,000.   On July 29, we completed the sale of a further 1,200,000 shares of our common stock, at a price of $0.25 per share with no commissions paid, for total proceeds of $300,000.  On September 2, we completed the sale of 800,000 shares of our common stock, at a price of $0.25 per share with no commission paid, for total proceeds of $200,000. From this total $600,000, $100,000 has been expended towards the preparation of the Prospectus.  As of the date of this filing, we have approximately $500,000 cash on hand.

While the amounts raised are sufficient to commence and maintain the operations of the Company while we undertake the completion of the Registration Statement, we will be required to raise additional capital by way of the sale of our common stock through this Offering.

If this Offering is successful, and we are able to raise the entire $2,000,000, we will have sufficient funds to meet operational costs for the current fiscal year, and we will be able to implement key aspects of our business plan, including setting up our permanent corporate headquarters, establishing our national distribution and warehousing center, opening of our flagship retail location in Las Vegas, and opening two additional corporate owned retail stores in Chicago and Houston.   We would have a total of $1,145,000 remaining for working capital, in addition to the approximately $500,000 cash on hand.   We expect these amounts will be sufficient to initiate and sustain our operations, including acquiring inventories and other operational requirements.

Upon having been successful in raising the $2,000,000, the salary obligation to our CEO and Vice-President will come into effect, and any amounts accrued to date, and monthly amounts going forward, will be payable.  The initial annual amounts are $200,000 and $132,000 respectively,

Additional information on the utilization of funds under this Offering, including a discussion on the possible negative impact on us if we are unable to raise the entire $2,000,000, is available under the Use of Proceeds section commencing on Page 10.

The amount and timing of additional funds that might required cannot be definitively stated as at the date of this report and will be dependent on a variety of factors, including the success of our initial operations and the rate of future expansion that we might plan to undertake. If we were to determine that additional funds are required, we would be required to raise additional capital either by way of loans or equity, which, in the case of equity, would be potentially dilutive to existing stockholders.   The Company cannot be certain that we will be able to raise any additional capital to fund our operations or expansion past the current fiscal year.

Results of Operations

Our operations from inception of April 5, 2010 through to April 30, 2010 have been focused on establishing the Company.  As of that date, we had incurred a net loss of $3,400, as a result of costs of incorporation and rent.

If we are successful in raising the $2,000,000 under this Offering, we would expect to be generating revenue from sales in our retail locations during the fiscal year, the timing and amount of such revenues will be a function of, but not limited to, the time until our Registration Statement becomes effective, the time it takes for us to sell the 4,000,000 shares under the Offering, the time it takes for our distribution center and retail locations to be fully operational, as well as the volume of sales we are able to achieve upon the opening of the retail locations.  We can therefore not yet determine when we will be generating sufficient revenue to cover our overhead and operational costs, or when or if we will be generating profits from such sales.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and disagreements with accountants on accounting and financial disclosure

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position	Period Held
Ray Abusalim	33	Director	April 2010 to present
Ray Abusalim	33	CEO, President, Secretary	April 2010 to present
Alan Cares	30	Director	April 2010 to present
Alan Cares	30	Executive Vice President / Treasurer	April 2010 to present
Jacqueline Danforth	38	Chief Financial Officer	June 2010 to present

Reyad “Ray” Abusalim, Director, CEO, President, Secretary

Mr. Abusalim has been a director and officer of Laptop Depot Global since April 2010, and has been integrally involved in the formation and development of this business.  At present, this role requires approximately 75% of his time. Mr. Abusalim also founded Laptop Depot Inc. (Canada) and Just Notebooks Canada, in 2002, and is currently the President, and a member of the Board of Directors, of each of these two private companies.  Mr. Abusalim has been involved in all aspects of the growth of these companies from the initial single location, to the present four corporate and six franchised locations throughout Western Canada with a total 35 employees.  Mr. Abusalim’s previous experience included being a manager of Computer Outlet from 2000 to 2002, a company having 2 retail locations and approximately 10 staff.  Mr. Abusalim was also an account executive at PC Corp, having 2 locations and 40 staff, from 2001 to 2002, and was a manager at Calgary Computer Exchange from 1997 to 2000.  Mr. Abusalim attended the University of Calgary from 1995 to 1999 in the Bachelor of Arts program.  Mr. Abusalim is not presently a director of any other reporting issuer.

Alan Cares, Director, Executive Vice President / Treasurer

Mr. Cares has been a director and officer of Laptop Depot Global since April 2010, and has been involved in the business planning and development, for which approximately 75% of his time is required.  Mr. Cares is also involved with Laptop Depot Inc. (Canada), since July 2007, and is presently the Vice-President, Operations and a member of the Board of Directors.  Mr. Cares is also a director for Just Notebooks Canada, the parent company of Laptop Depot Inc. (Canada).  In his capacity of VP Operations, Mr. Cares is involved in many aspects of the daily operation of the business, including retail development, franchise management and logistics.  Mr. Cares’ prior experience included employment as the District manager for Western Canada at Hartco / CompuSmart, a large computer retailer, from May 2005 to June 2007; National Manager for Merchandising at Hartco from November 2004 to May 2005, and Director of Operations, CompuSmart Calgary, from January 2002 to November 2004.   From 2001 to 2002, Mr. Cares was the Director of Operations for Netwireless.  Mr. Cares has completed a finance program offered by Dun & Bradstreet in 2000. Mr. Cares is not presently a director of any other reporting issuer.

Jacqueline R. Danforth, Chief Financial Officer

Ms. Danforth became involved with Laptop Depot Global in the capacity of CFO in June of 2010, and will undertake the responsibilities of this role on a part-time basis, as required.

Ms. Danforth is also a member of the Board of Directors and the President of FACT Corporation, OTCBB, since August, 2001.  Her role at FACT is to develop innovative food technology with application to the "functional foods" category of the industry and commercialize products for market entry.  Since joining FACT Ms. Danforth has spearheaded the commercialization of a series of proprietary formulations which are currently marketed as high fiber/reduced calorie bakery mixes and products to manufacturers, distributors and re-sellers across the bakery segment.  Ms. Danforth continues to run the day to day operations of FACT and oversee all financial reporting functions.

Ms. Danforth also has roles in three additional reporting companies, including: CFO for and a director of Viosolar, Inc., since March 2007; CFO, Treasurer and Secretary for Solar Systems Ltd since August 25, 2008, and; CFO and a director of Octagon 88 Resources Inc. since May 25, 2010.

Ms. Danforth has extensive public company experience having sat on the board on several reporting issuers both in Canada and the United States, and currently she sits on the board of the three reporting issuers detailed above. With an educational background in chemistry and accounting, Ms. Danforth has spent the past 15 years actively working on the management, administrative and financial reporting aspects of small businesses reporting to both Canadian and U.S. securities exchanges.

There are no family relationships among our officers, directors, or persons nominated for such positions.

None of our executive officers, directors, significant employees, promoters or control persons have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

Executive Compensation

From the date of our inception through to April 30, 2010, our fiscal year end, our executive officers and directors have not received and have not accrued any compensation of any form.

With the exception of Mr. Abusalim and Mr. Cares, as noted below, the Company has made no arrangements for the remuneration or compensation of its officers or directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.

We do not currently have a compensation committee.  In the future, the Company's executive compensation will be approved by the Board of Directors in the case of the Company's Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer is expected to negotiate and approve contracts and compensation.

On May 1, 2010, both Mr. Abusalim and Mr. Cares entered into an employment agreement with the Company.  Each contract stipulates that unpaid salary amounts shall accrue if unpaid; such salary amounts have been verbally agreed to be unpaid, but accrue, until such time as the Company is successful in raising $2,000,000 through this Offering.   The general terms of the contracts are as follows:

-	Commencement: May 1, 2010
-	Term: 5 years
-	Base Salary: $200,000 Mr. Abusalim, $132,000 Mr. Cares

-
Increment 1: Upon the company achieving $5,000,000 in annualized gross revenues during two consecutive quarterly periods, or has established a minimum of 10 corporate or franchised locations, the base salaries will increase to $250,000 and $165,000, respectively.

-
Increment 2: Upon the company achieving $10,000,000 in annualized gross revenues during two consecutive quarterly periods, or has established a minimum of 15 corporate or franchised locations, the base salaries will increase to $300,000 and $198,000, respectively.

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Incentive Compensation: Each shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board of Directors of the Company (or any authorized committee thereof) in its discretion.  Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board or committee.  No bonus payments or incentive compensation has been determined to date.

-	Stock Options. Each shall be entitled to participate in all stock option plans of the Company in effect during the Term of employment. There are presently no stock option plans.
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Incentive, Savings and Retirement Plans. During the Term of Employment, each shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company and its subsidiaries, in each case comparable to those currently in effect or as subsequently amended.  Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided at any time hereafter with respect to other key executives.  No such programs presently are in place.

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Welfare Benefit Plans: During the Term, each person and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of  such plans, practices, policies and programs in effect at any time hereafter with respect to other key executives.  No such plans are presently in place.

-
Vacation. Each shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key executives of the Company and its subsidiaries; provided, however, that in no event shall Executive be entitled to fewer than three weeks paid vacation per year, as well as pay for holidays observed by the Company.

-	Relocation: The Company will pay all reasonable costs for relocation.
-	Optional Termination. Each party, after 1 year, with 30 days notice, may terminate the agreement, upon which termination he shall receive a payment valued at his base salary for 1 year.
-
Termination without Cause: Upon termination without cause, each shall be entitled to a payout of all remaining salary amounts for duration of the contract (one year minimum), and the receipt of the value of any benefits for the period of one year from termination.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth all of the beneficial owners known to us to own more than five (5) percent of any class of our voting securities as of September 2, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Ray Abusalim 761 East Chestermere Drive Chestermere, Alberta T1X 1A6	18,000,000 Direct	56.25%
Common	Yasin Abusalim RR6 Site 1 Box 63 LCD 9 Calgary, Alberta T2M 4L5	5,500,000 Direct	17.19%
Common	Salim Abusalim 225 Harvest Glen Place NE Calgary, AB T3K 4J1	2,000,000 Direct	6.25%
Common	Kamal Elkadri Edmonton, Alberta	2,000,000 Direct	6.25%
(1)	The percent of class is based on the total number of shares outstanding of 32,000,000 as at September 2, 2010.

Security Ownership of Management

The following table sets forth all of the ownership of all directors and nominees, and named executive officers, individually and as a group, as of September 2, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Ray Abusalim	18,000,000 Direct	56.25%
Common	Alan Cares	1,500,000 Direct	4.69%
Common	Jacqueline Danforth	250,000 Direct	0.78%
Common	Directors and officers as a group	19,750,000	61.72%

(1)	The percent of class is based on the total number of shares outstanding of 32,000,000 as at September 2, 2010.

Changes in Control

None

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

International Securities Group Inc. was retained on a flat fee basis in the amount of $125,000 for the preparation and filing of this Registration Statement.  Jacqueline Danforth, who is the Chief Financial Officer of the Company, is also a consultant to International Securities Group Inc.  Ms. Danforth acquired 250,000 shares of the Company on July 13, 2010, at a price of $0.01 per share.

On April 5, 2010, the Company sold 16,000,000 shares of its common stock at a price of $0.0001 for $1,600 in cash to Ray Abusalim, our CEO and a director of the Company. The Company sold a further 4,000,000 shares of its common stock for $400 in cash to Mr. Abusalim’s father on the same date.

On June 13, 2010, the Company sold 1,500,000 shares at a price of $0.01 per share to Yasin Abusalim, the father of Ray Abusalim, for total proceeds of $15,000.   On June 26, 2010, the Company sold 1,000,000 shares at a price of $0.01 per share to Aymen Abusalim, the brother of Ray Abusalim, for total proceeds of $10,000.   On July 9, 2010, the Company sold 1,500,000 shares at a price of $0.01 per share to Alan Cares, our VP Operations and a director of the Company, for total proceeds of $15,000.   On July 10, 2010, the Company sold 2,000,000 shares at a price of $0.01 per share to Salim Abusalim, the brother of Ray Abusalim, for total proceeds of $20,000.   On July 13, 2010, the Company sold 1,500,000 shares at a price of $0.01 per share to Mutasem Saleh, the brother in law of Ray Abusalim, for total proceeds of $15,000. On July 13, 2010, the Company sold 2,000,000 shares at a price of $0.01 per share to Ray Abusalim, our CEO and a director of the Company, for total proceeds of $20,000.  On July 13, 2010, the Company sold 250,000 shares at a price of $0.01 per share to Jacqueline Danforth, our CFO, for total proceeds of $2,500.

Aside from the transactions identified herein, there are no other transactions nor are there any proposed transactions in which any of our directors or nominees, executive officers, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Promoters and Certain Control Persons

There are no promoters being used in relation to this Offering, except two of our officers and directors, Ray Abusalim and Alan Cares, who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Mr. Abusalim, a director and officer of the Company holds a total of 18,000,000 shares of the Company and thus is the controlling shareholder of the Company

Parents

None.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

-
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

-	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
-
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

-
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

-
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Our audited financial statements for the period from inception (April 5, 2010) to April 30, 2010, appear on pages F-1 through F-12, below.

LAPTOP DEPOT GLOBAL

REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (APRIL 5, 2010) TO
FISCAL YEAR ENDED APRIL 30, 2010

REPORTED IN UNITED STATES DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Laptop Depot Global

We have audited the accompanying  consolidated balance sheet of Laptop Depot Global  (a development stage enterprise) (the Company) as of April 30, 2010, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the period from April 5, 2010 (inception) through April 30, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these  consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laptop Depot Global as of April 30, 2010, and the results of its operations and its cash flows for the period from April 5, 2010 (inception) to April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has cash flow constraints, an accumulated deficit, and has not yet produced revenues from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
September 7, 2010

LAPTOP DEPOT GLOBAL (A Development Stage Enterprise) CONSOLIDATED BALANCE SHEET

April 30, 2010
ASSETS
Current Assets
Prepaid rent	$1,650
Total Assets	1,650

Liabilities and Stockholders' Deficiency
Current Liabilities
Accounts payable – related party	3,050
Total current liabilities	3,050

Total Liabilities	3,050

Stockholders' Deficiency
-
Authorized 500,000,000 Common Shares of $0.0001 par value. 20,000,000 issued and outstanding as at April 30, 2010	2,000
Deficit accumulated during the development stage	(3,400)
Total Stockholders' Deficiency	(1,400)
Total Liabilities and Stockholders' Deficiency	$1,650

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LAPTOP DEPOT GLOBAL (A Development Stage Enterprise) CONSOLIDATED STATEMENT OF OPERATIONS

Inception
April 5, 2010
Through
April 30, 2010
Expenses
Rent	$150
Incorporation fee	3,250
(Loss) from operations	3,400

Net (loss) before income taxes	(3,400)
Provision for income taxes	-
Net (Loss)	$(3,400)

Basic and diluted loss per share	$(0.00)

Basic and diluted weighted average number of shares	20,000,000

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LAPTOP DEPOT GLOBAL (A Development Stage Enterprise) Consolidated Statement of Changes in Stockholders' Deficiency For the period from inception (April 5, 2010) to April 30, 2010
				Deficit
				Accumulated
	Common Stock,		Additional	During
	$0.0001 Par Value		Paid In	Development
	Shares	Amount	Capital	Stage	Total

Balance, April 5, 2010 (Inception)	-	$-	$-	$-	$-
Sale of shares	20,000,000	2,000	-	-	2,000
Net loss				(3,400)	(3,400)
Balance, April 30, 2010	20,000,000	$2,000	$-	$(3,400)	$(1,400)

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LAPTOP DEPOT GLOBAL (A Development Stage Enterprise) CONSOLIDATED STATEMENT OF CASH FLOWS

Inception
April 5, 2010
Through
April 30, 2010

Cash flows from operating activities:
Net loss	$(3,400)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Changes in assets and liabilities:
Prepaid deposits	(1,650)
Accounts payable – related party	3,050
Net cash provided by (used in) operating activities:	(2,000)

Cash flows from financing activities:
Proceeds from sale of common stock	2,000
Net cash provided by financing activities:	2,000

Net increase (decrease) in cash	-
Cash at beginning of period	-
Cash and cash equivalents at end of period	$-

Supplemental disclosure of cash flow information:
Interest paid	$-
Income taxes paid (refund)	$-

SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LAPTOP DEPOT GLOBAL
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
For period from inception (April 5, 2010) to April 30, 2010

Note 1- Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – LAPTOP DEPOT GLOBAL (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on April 5, 2010. We have selected April 30 as a fiscal year end for financial reporting purposes.

Laptop Depot USA (“Laptop USA”) is a private company incorporated in Nevada on February 8, 2010. On April 6, 2010 we acquired all the issued and outstanding shares of Laptop USA from Ray Abusalim, the 100% owner of Laptop USA and an officer, director and controlling shareholder of the Company, for cash consideration of $1,250, the original cost of incorporation for Laptop USA. As a result, Laptop USA became a wholly-owned subsidiary of the Company. For accounting purposes, the transaction has been treated as an acquisition.

The Company intends to become a discount specialty computer retailer, with a primary focus on the sales and servicing of laptop computers and associated accessories. We will offer only off-priced computer merchandise, to be sourced through exclusive relationships with major manufacturers, and key distributors of refurbished, excess stock and distressed inventory. Our unique combination of merchandising, highly trained personnel and overall store environment will combine to provide a personalized in-store experience that we expect will result in very high customer satisfaction and cultivate long-term relationships.  As a development stage company, our plan is to open our first retail location in Las Vegas, Nevada, which will also serve as a central distribution centre.  Additional locations are planned for Chicago, Illinois, and Houston, Texas.

Ray Abusalim, our CEO and a director of Company, owns 16,000,000 of our 20,000,000 outstanding shares, at April 30, 2010.

We commenced operations in 2010 and to date have operated on a relatively small scale. We have engaged a consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a quotation on the OTC Bulletin Board.  We are now exploring sources of capital.  In the current development stage, we anticipate incurring operating losses as we implement our business plan.

The consolidated financial statements present the balance sheet, statements of operations, changes in stockholders' deficiency and cash flows of the Company and its wholly-owned subsidiary, Laptop USA. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany balances and transactions have been eliminated.

Basis of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises as defined in ASC Topic 915. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in the consolidated financial statements. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

LAPTOP DEPOT GLOBAL
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
For period from inception (April 5, 2010) to April 30, 2010

Note 1- Summary of significant accounting policies (Continued)

Revenue Recognition – Our revenue arises primarily from sales of merchandise and services. We also record revenue from sales of service contracts and extended warranties.

We recognize revenue when the sales price is fixed or determinable, collectability is reasonably assured and the customer takes possession of the merchandise, or in the case of services, at the time the service is provided. Revenue is recognized for store sales when the customer receives and pays for the merchandise.

Revenue from merchandise sales and services is reported net of estimated sales returns and excludes sales taxes. We estimate our sales returns reserve based on historical return rates.

We sell service contracts as well as extended warranties that typically have terms that range from one year to three years. In jurisdictions where we are deemed to be the obligor on the contract, service revenue is recognized in revenue ratably over the term of the service contract. In jurisdictions where we sell service contracts or extended warranties on behalf of an unrelated third party, where we are not deemed to be the obligor on the contract, commissions are recognized in revenue at the time of sale.

For revenue transactions that involve multiple deliverables, we defer the revenue associated with any undelivered elements. The amount of revenue deferred in connection with the undelivered elements is determined using the relative fair value of each element, which is generally based on each element's relative retail price.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Deferred Offering Costs - Deferred offering costs, consisting of legal, accounting and filing fees relating to the Offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the Offering is successful. In the event the Offering is unsuccessful or is abandoned, the deferred offering costs will be expensed

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using accelerated methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740 regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

LAPTOP DEPOT GLOBAL
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
For period from inception (April 5, 2010) to April 30, 2010

Note 1- Summary of Significant Accounting Policies (Continued)

Net income per share of common stock – We have adopted ASC 260 regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 – Going concern:

At April 30, 2010, we were not currently engaged in an operating business and expect to open our first retail location in Las Vegas, Nevada, which will also serve as a central distribution centre until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced.  We do not currently have sufficient capital to implement our business plan. Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, and although our principal stockholder has verbally agreed to provide a limited amount of additional funds in the near term, there is no assurance that such efforts will succeed. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 –Registration costs and related commitments:

We have engaged a consulting firm to assist us in filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan. According to the written agreement with International Securities Group Inc., we have agreed to pay a flat fee of $125,000 for services necessary to file a Form S-1 Registration Statement to raise up to a maximum of $2,000,000. Of this amount, cash payments totaling $100,000 have been remitted from proceeds of private placements of the Company’s common stock which occurred subsequent to the fiscal year ended April 30, 2010.

These costs will be deferred until the Offering is completed, at which time they will be charged against the proceeds of the Offering

Note 4 – Issuance of shares:

As of April 30, 2010, the Company had issued 20,000,000 shares of its $.0001 par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

04/05/10	Shares sold for cash	16,000,000	$0.0001	$1,600
04/05/10	Shares sold for cash	4,000,000	$0.0001	400
04/30/10	Cumulative Totals	20,000,000		$2,000

LAPTOP DEPOT GLOBAL
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
For period from inception (April 5, 2010) to April 30, 2010

Note 5 – Prepaid Deposit

On April 1, 2010 the Company acquired a corporate office at 123 West Nye Lane Suite 458, Carson City, NV, the annual rent for which totaled $1,800, payable in advance. An amount totaling $150 has been expensed in regard to this rental agreement with the remaining balance of $1,650 reflected as Prepaid rent on the Company’s balance sheet as at April 30, 2010.  The lease is renewable in April 2011

Note 6 – Related party transactions:

During the fiscal year ended April 30, 2010, the Company sold 16,000,000 shares of its common stock for $1,600 in cash to Ray Abusalim, our CEO and a director of the Company. The Company sold a further 4,000,000 shares of its common stock for $400 in cash to Mr. Abusalim’s father.

On April 1, 2010 the Company acquired a corporate office at 123 West Nye Lane Suite 458, Carson City, NV, the annual rent for which space totaling $1,800, was remitted by our CEO and a director of the Company, Mr. Ray Abusalim.  The lease is renewable in April 2011.  The amount is reflected in the Company’s accounts payable – related party as at April 30, 2010.

On April 6, 2010 the Company purchased all the issued and outstanding shares of Laptop USA from Ray Abusalim for total consideration of $1,250, the costs he had paid for incorporation, which amount is reflected in the Company’s accounts payable – related party as at April 30, 2010.

Note 7 – Federal Income tax

We follow ASC 740 regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception, (April 5, 2010) Through April 30, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$1,150
Less, Valuation allowance	(1,150)
Net deferred tax asset	$-

At April 30, 2010, we had an unused net operating loss carryover approximating $3,400 that is available to offset future taxable income which expires beginning in 2030.

LAPTOP DEPOT GLOBAL
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
For period from inception (April 5, 2010) to April 30, 2010

Note 8– Recent accounting pronouncements

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

ASC Topic 855, "Subsequent Events", ASC Topic 810, "Accounting for Transfers of Financial Assets", ASC Topic 105 "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- were recently issued. Above codifications have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-24 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Note 9 – Subsequent events

On May 1, 2010, the Company entered into two executive employment agreements, with Mr. Ray Abusalim and Mr. Alan Cares, respectively.  Each contract stipulates that unpaid salary amounts shall accrue if unpaid; such salary amounts have been verbally agreed to be unpaid, but accrue, until such time as the Company is successful in raising $2,000,000 through a prospectus offering.   The general terms of the contracts are as follows:

-	Commencement Date: May 1, 2010
-	Term: 5 years
-	Base Salary: $200,000 as to Mr. Abusalim, and, $132,000 as to Mr. Cares
-
Increment 1: Upon the Company achieving $5,000,000 in annualized gross revenues during two consecutive quarterly periods, or  establishing a minimum of 10 corporate or franchised locations, the base salaries will increase to $250,000 and $165,000, respectively.

-
Increment 2: Upon the Company achieving $10,000,000 in annualized gross revenues during two consecutive quarterly periods, or  establishing a minimum of 15 corporate or franchised locations, the base salaries will increase to $300,000 and $198,000, respectively.

Each of Mr. Cares and Mr. Abusalim shall have certain guaranteed salary rights upon termination and are able to particulate in the Company’s most favorable stock option plans, benefit plans and other corporate plans when, and if, they are adopted

Between June 13 and July 13, 2010, the Company sold a total of 10,000,000 shares of its common stock for cash consideration of $0.01 per share with no commissions paid for total proceeds of $100,000.  Of these 10,000,000 shares, 2,000,000 were sold to Ray Abusalim, the Company’s President and a director, 1,500,000 to Alan Cares, the Company’s VP Operations and a director, and 250,000 to Jacqueline Danforth, the Company’s CFO.

LAPTOP DEPOT GLOBAL
(A Development Stage Enterprise)
Notes to Consolidated Financial Statements
For period from inception (April 5, 2010) to April 30, 2010

Note 9 – Subsequent events (continued)

On July 29, 2010, the Company sold a total of 1,200,000 shares of its common stock for cash consideration of $0.25 per share with no commissions paid for total proceeds of $300,000.

On September 2, 2010, the Company sold a total of 800,000 shares of its common stock for cash consideration of $0.25 per share with no commissions paid for total proceeds of $200,000.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there were no other events to disclose.

LAPTOP DEPOT GLOBAL

Up to 4,000,000 Shares of Common Stock at $0.50 per share via a Direct Public Offering

12,000,000 Shares of Common Stock from Existing Stockholders

Dealer Prospectus Delivery Obligation

Securities offered through this Prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The date of this Prospectus is                , 2010

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Costs of the issuance and distribution of the securities to be registered are as follows:

Expenditure Item	Amount
Costs of drafting Prospectus, including legal opinion and audit	$122,000
SEC Registration and Blue Sky Registration	250
Printing Costs and Miscellaneous Expenses	2,750
Total	$125,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on twelve (12) occasions.

On April 5, 2010, we sold a total of 20,000,000 shares of our common stock in a private offering to two (2) stockholders, 16,000,000 of which were to a director and officer of the Company, at a price of $0.0001 per common share for proceeds of $2,000.  On July 14, 2010, a further private offering was completed, under which 10,000,000 shares of our common stock were sold by subscription at a price of $0.01 per share to eight (8) stockholders for total proceeds of $100,000, 3,500,000 shares were sold to  two of our officers and directors for total proceeds of $35,000.  On July 29, 2010 we accepted subscription for 1,200,000 shares of our common stock in a private offering to one (1) stockholder at a price of $0.25 per common share for proceeds of $300,000.  On September 2, 2010 we accepted subscription for 800,000 shares of our common stock in a private offering to one (1) stockholder at a price of $0.25 per common share for proceeds of $200,000.

Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  No underwriters were used, and no commissions or other remuneration was paid except to us. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he or she was purchasing the securities for his or her own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

The following table provides details of all stock sales transactions that have taken place during the period from our formation, on April 5, 2010, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased	Issuance Exemption
Ray Abusalim	April 5, 2010	16,000,000	Reg S (2)
Yasim Abusalim	April 5, 2010	4,000,000	Reg S (2)

Yasin Abusalim	June 13, 2010	1,500,000	Reg S (2)
Aymen Abusalim	June 26, 2010	1,000,000	Reg S (2)
Alan Cares	July 9, 2010	1,500,000	Reg S (2)
Salim Abusalim	July 10, 2010	2,000,000	Reg S (2)
Ray Abusalim	July 13, 2010	2,000,000	Reg S (2)
Mutasem Saleh	July 13, 2010	1,500,000	Reg S (2)
Joseph Bucci	July 13, 2010	250,000	Reg S (2)
Jacqueline Danforth	July 13, 2010	250,000	Reg S (2)

Kamal Elkadri	July 29, 2010	1,200,000	Reg S (2)
Kamal Elkadri	September 2, 2010	800,000	Reg S (2)
Total		32,000,000

(1) Shares issued under the Regulation D exemption were exempt from registration pursuant to Rule 506 of Regulation D, promulgated by the SEC under the Securities Act of 1933.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. No commissions or finders fees were paid by the Company in connection with the issuance of these shares.

(2) Shares issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchaser was made in an offshore transaction as defined by Rule 902(h).  No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchaser was not made to a U.S. person or for the account or benefit of a U.S. person.  The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration and; d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  No commissions or finders fees were paid by the Company in connection with the issuance of these shares.

EXHIBITS

Number	Description
3.1	Articles of Incorporation	Filed herewith
3.2	Bylaws	Filed herewith
5.1	Legal Opinion & Consent of Attorney	Filed herewith
10.1	Employment Agreement between Ray Abusalim and the Company dated May 1, 2010.	Filed herewith
10.2	Employment Agreement between Alan Cares and the Company dated May 1, 2010.	Filed herewith
10.3	Engagement agreement between International Securities Group Inc. and the Company, dated April 15, 2010.	Filed herewith
23.1	Consent of Independent Auditor	Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)      If the Company is relying on Rule 430B:
(i)
Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)
If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta, on September 7, 2010.

LAPTOP DEPOT GLOBAL

By:	/s/ Ray Abusalim
Name:	Ray Abusalim
Title:	Principal Executive Officer, Director, President, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date:	September 7, 2010	By:	/s/ Ray Abusalim
		Name:	Ray Abusalim
		Title:	Principal Executive Officer, Director, President, Secretary

Date:	September 7, 2010	By:	/s/ Alan Cares
		Name:	Alan Cares
		Title:	VP Operations, Treasurer, Director

Date:	September 7, 2010	By:	/s/ Jacqueline Danforth
		Name:	Jacqueline Danforth
		Title:	Principal Financial Officer, Principal Accounting Officer, Chief Financial Officer